UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A INFORMATION

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MANPOWERGROUP INC.
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ManpowerGroup Announces Move to Virtual Annual Meeting of Shareholders for 2020

MILWAUKEE (April 17, 2020) – ManpowerGroup (NYSE: MAN) today announced that due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of its employees, shareholders and community, its 2020 Annual Meeting of Shareholders scheduled for Friday, May 8, 2020 at 9:00 a.m. CDT, will be held over the web in a virtual meeting format only.  Shareholders will not be able to attend the Annual Meeting in person.

As described in the company's proxy materials previously distributed for the Annual Meeting, ManpowerGroup shareholders as of the close of business on February 28, 2020 are entitled to attend and vote and ask questions at the Annual meeting.  Shareholders can begin asking questions approximately five days in advance of the meeting by accessing the virtual meeting.

ManpowerGroup shareholders can access the meeting at www.meetingcenter.io/210149292.

Registered Shareholders.  If you are a registered shareholder, to attend and vote, follow the instructions on the meeting website and enter the control number found on your proxy card or notice, or email you previously received, along with the meeting password, MAN2020 (case sensitive).

Beneficial Shareholders.  If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your ManpowerGroup Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 5, 2020. You will receive a confirmation email from Computershare of your registration and will be issued a control number that will allow you to attend and vote at the Annual Meeting.

Requests for registration should be directed to Computershare at the following address:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

Whether or not you plan to attend the virtual annual meeting, ManpowerGroup urges you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose related to the Annual Meeting at www.meetingcenter.io/210149292.

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ABOUT MANPOWERGROUP

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantial value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2020 ManpowerGroup was named one of the World's Most Ethical Companies for the eleventh year - all confirming our position as the brand of choice for in-demand talent.